UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2014

CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52832	98-0500738
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#1707, Block A, Genzon Times Square
Longcheng Blvd, Centre City, Longgang District
Shenzhen, Guangdong Province
People's Republic of China	518172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8989-6008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On May 12, 2014, Lizhong Wang and Lei Li resigned as directors of our company for personal reasons.

On May 12, 2014, our Board of Directors, upon the recommendation of its Nominating Committee, appointed Bingchang Chen and Jinzhou Zeng as directors of our company and members of the audit committee, compensation committee and nominating committee of the Board to fill the vacancies created by the resignations of Messrs. Wang and Li.

Binchang Chen, age 50, has served as Executive Vice Secretary-General in the Shenzhen Social Organization Federation since 2008. From 2006 to 2007, he was an office manager of Guangdong High-tech Industries Chamber of Commerce in Heyuan City. From 1988 to 2006, he was a Sales Director at Heyuan Pharmaceutical Factory. From 1986 to 1987, he was a workshop manager, TQC office director, in Guangdong Peace Pharmaceutical Factory. Mr. Chen graduated from China Pharmaceutical University as an Assistant Economist.

Jinzhou Zeng, age 34, has been employed by the Junlong Culture Communication Co. since May 2006, as Marketing Manager and Vice-General Manager from 2006 to 2009, and as director of network technology and e-commerce since 2010. From June 2004 to 2005, he was employed by the Shenzhen Longgong Industrial Company as development manager. Mr. Zeng graduated from Jiangxi GanNan Normal University with a bachelor’s degree.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported in our Current Report on Form 8-K filed on April 29, 2014, we filed a Certificate of Change with the Office of the Secretary of State of Nevada on April 25, 2014, in connection with a one (1)-for-five (5) reverse stock split of our authorized and outstanding shares of common stock.

The reverse stock split was supposed to have become effective at 9:00 a.m. EDST on May 15, 2014, subject to FINRA approval. We have been advised by FINRA that it has not completed its review of the proposed reverse stock split. Accordingly, we have filed a certificate of correction with the Office of the Secretary of State of Nevada postponing the effective date of the reverse stock split to 5:00 p.m. EDST on June 16, 2014.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
3.01	Certificate of Correction

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.
Dated: May 15, 2014
	By:	/s/ Dishan Guo
	Name:	Dishan Guo
	Title:	Chief Executive Officer